Exhibit 99.1

Xencor Announces Planned Retirement of Chief Financial Officer John Kuch

PASADENA, Calif. -- Oct. 26, 2023 -- Xencor, Inc. (NASDAQ:XNCR), a clinical-stage biopharmaceutical company developing engineered antibodies and cytokines for the treatment of cancer and autoimmune diseases, announced that John J. Kuch, senior vice president and chief financial officer, plans to retire in March 2024, after a 23-year career with Xencor and over 40 years in corporate finance. Mr. Kuch will support the search for a new chief financial officer and has agreed to enter into a consulting agreement following a transition period.

“In October 2000, Xencor was a small start-up designing protein sequences, and John joined us then as a finance director, leading all financial functions. We subsequently grew through multiple venture rounds, revenue-generating partnerships and several public financings, and we now have the strong financial position that enables our rich clinical-stage pipeline and leading XmAb® protein engineering technology platforms. John notably kept us solvent through the global financial crisis and almost single-handedly completed all financial and accounting aspects for our challenging but ultimately successful IPO in 2013,” said Bassil Dahiyat, Ph.D., president and chief executive officer at Xencor. “On behalf of Xencor’s Board of Directors and our entire team, I would like to thank John for his leadership and more than two decades playing a critical role in our pursuit of creating and advancing new medicines for patients.”

“It has been a privilege, an honor and a pleasure to work with my bright and talented colleagues at Xencor on the development of novel technologies and medicines that could improve patient lives. Our growth from a research organization built around world class protein engineering capabilities into a development-stage organization, supported by successful capital financings and revenues from multiple partner-marketed products, is an accomplishment of which I’m incredibly proud,” said Mr. Kuch. “Over the coming months, I look forward to supporting the search for an experienced finance executive and subsequent transition of responsibilities and oversight of several key supportive functions. And I certainly plan to follow Xencor’s progress with confidence, as the Company continues to advance the most promising candidates in the pipeline.”

About Xencor

Xencor is a clinical-stage biopharmaceutical company developing engineered antibodies and cytokines for the treatment of patients with cancer and autoimmune diseases. More than 20 candidates engineered with Xencor's XmAb® technology are in clinical development, and three XmAb medicines are marketed by partners. Xencor's XmAb engineering technology enables small changes to a protein's structure that result in new mechanisms of therapeutic action. For more information, please visit www.xencor.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include statements that are not purely statements of historical fact, and can generally be identified by the use of words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “seek,” “look forward,” “believe,” “committed,” “investigational,” and similar terms, or by express or implied discussions relating to Xencor’s business, including, but not limited to the quotations from Xencor's chief executive officer and chief financial officer, our ability to find a suitable new chief financial officer in a reasonable timeframe, the ability of Mr. Kuch to provide consulting services after retirement and other statements that are not purely statements of historical fact. Such statements are made on the basis of the current beliefs, expectations, and assumptions of the management of Xencor and are subject to significant known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements and the timing of events to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Such risks include, without limitation, the risks associated with the process of discovering, developing, manufacturing and commercializing drugs that are safe and effective for use as human therapeutics and other risks, including the ability of publicly disclosed preliminary clinical trial data to support continued clinical development and regulatory approval for specific treatments, in each case as described in Xencor's public securities filings. For a discussion of these and other factors, please refer to Xencor's annual report on Form 10-K for the year ended December 31, 2022 as well as Xencor's subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended to date. All forward-looking statements are qualified in their entirety by this cautionary statement and Xencor undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Contacts

Charles Liles
cliles@xencor.com
626-737-8118

For Media:
Jason I. Spark
Evoke Canale
jason.spark@evokegroup.com
619-849-6005